QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Shire plc and Shire Acquisitions Investments Ireland Designated Activity Company of our report dated March 3, 2016 relating to the financial statements of Baxalta Incorporated, which appears in Shire plc's Current Report on Form 8-K dated June 3, 2016. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

September 2, 2016

QuickLinks

  Exhibit 23.3